UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2021

Aerojet Rocketdyne Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-01520	34-0244000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 N. Pacific Coast Highway, Suite 500 El Segundo, California, 90245
(Address of principal executive offices) (Zip Code)

(310) 252-8100

Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value	AJRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2021, the Organization & Compensation Committee (the “Compensation Committee”) of the Board of Directors of Aerojet Rocketdyne Holdings, Inc. (the “Company”), approved the following:

•

Payment in 2021 of annual cash incentive awards under the 2021 Short-Term Incentive Plan (“2021 STIP”) at 5% below the forecasted performance level for each of the Company’s named executive officers (other than its Executive Chairman), with any remaining amount earned under the 2021 STIP to be certified by the Compensation Committee and paid in 2022;

•

The grants in 2021 to Ms. Drake, Mr. Boehle, Ms. Gowder and Mr. Kampani of the 2022 Long-Term Incentive Plan (“2022 LTIP”) awards, in the form of restricted stock unit awards (other than Mr. Boehle who received equivalent restricted stock awards, on which the Company will permit share withholding in connection with any timely Code Section 83(b) election related thereto) in the amount and subject to the vesting criteria described in more detail below;

•

Accelerated vesting in 2021 of that portion of any outstanding, time-based equity awards held by Ms. Gowder (other than her 2022 LTIP award) that were otherwise scheduled to vest based solely upon continued employment in the calendar year 2022, 2023 and 2024;

•

Accelerated vesting in 2021 of that portion of any outstanding, time-based equity awards held by Mr. Boehle (other than his 2022 LTIP award) that were otherwise scheduled to vest based solely upon continued employment in the calendar year 2022 and 2023;

•	Accelerated vesting in 2021 of one-third of the performance-based grants from the 2020 Long-Term Incentive Program (the “2020 LTIP”) at the 200% payout level for Ms. Gowder;

•	Accelerated vesting in 2021 of the performance-based grants from the 2020 LTIP at the 200% payout level for Mr. Boehle; and

•

Accelerated vesting in 2021 of performance-based grants from the 2019 Long-Term Incentive Program (the “2019 LTIP”) at 175% payout level for Mr. Boehle, with any remaining amount earned under the 2019 STIP to be certified by the Compensation Committee and paid in 2022.

On December 21, 2021, the Compensation Committee also approved the following:

•	2022 base salaries to be effective January 8, 2022;

•

2022 Short-Term Incentive Plan (“2022 STIP”), annual cash incentive award plan design, metrics and participation. The potential payouts range from 0% to 200% of an individual’s target incentive. Target incentives represent a percentage of an eligible participant’s base salary. The Compensation Committee has discretion to adjust these payments; and

•

2022 LTIP design, metrics and related grants. The 2022 LTIP consists of awards pursuant to the Aerojet Rocketdyne Holdings, Inc. 2019 Equity and Performance Incentive Plan of (i) restricted stock units (other than restricted stock awarded to Mr. Boehle) that will vest in 2025 subject to the Compensation Committee’s determination of the Company’s performance during the fiscal years 2022 through 2024, ranging from 0% to 200% times the participant’s 2022 LTIP target percentage and including pre-established Company performance objectives such as EBITDAP and Return on Invested Capital, and (ii) service-based restricted stock units that vest as to one-third of the award in regular increments over the term of the grant.

The table below summarizes the 2022 base salaries, 2022 STIP incentive target values, and 2022 LTIP target values for the named executive officers listed below.

Named Executive Officer	2022 Annual Base Salary	2022 Annual Incentive Target	2022 LTIP Target
Eileen P. Drake	$1,004,250	$1,126,125	$3,685,500
Daniel Boehle	$503,928	$385,284	$1,027,425
Amy Gowder	$503,928	$385,284	$1,027,425
Arjun Kampani	$443,546	$293,903	$533,547

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2021

AEROJET ROCKETDYNE HOLDINGS, INC.

By:	/s/ Arjun Kampani
Name: Arjun Kampani
Title: Senior Vice President, General Counsel and Corporate Secretary